Exhibit 99.1

Lantern Pharma Reports First Quarter 2021 Financial Results and Operational Highlights

●	RADR® A.I. platform surpasses 4.6 billion datapoints curated for oncology drug development across a wide a range of tumors and drug classes

●	Phase 2 clinical trial for non-smokers with NSCLC (Non-Small Cell Lung Cancer) utilizing LP-300 in combination with chemotherapy scheduled to begin during third quarter of 2021

●	Expanded potential indications for LP-184 to include ATRT pediatric brain cancers

●	Initiated preclinical development of new molecular entity, LP-284, in hematologic cancers

●	Strengthened intellectual property portfolio with filing of over 10 patent applications

●	Launched research and development collaboration leveraging RADR® for accelerating drug development for Actuate Therapeutics GSK3β drug candidate

●	Peer-reviewed studies of RADR® and LP-184 in BMC Bioinformatics and Oncotarget

●	Balance sheet cash at the end of 1Q’21 was $81.4 million, strengthened by follow-on offering in January of 2021

●	Conference call scheduled for 4:30 p.m. ET today

DALLAS, TX - May 3, 2021 - Lantern Pharma Inc. (NASDAQ: LTRN), a clinical stage biopharmaceutical company using its proprietary RADR® artificial intelligence (“A.I.”) platform to transform oncology drug discovery and development today announced financial results for the first quarter ended March 31, 2021.

“We are very pleased with our continued rapid progress in expanding and advancing our pipeline of targeted cancer drug candidates and are on pace to launch the Phase 2 trial of LP-300 in non-small cell lung cancer among non-smokers in the third quarter of this year,” stated Panna Sharma, President and CEO of Lantern Pharma. “During the first quarter, we dramatically accelerated the pace with which we gather, curate, tag and assemble biologically relevant data for our RADR® A.I. platform. Our RADR® A.I. platform now exceeds 4.6 billion datapoints, representing a nearly 16-fold increase in the number of datapoints since our IPO in June 2020. RADR® grew by approximately 1 billion datapoints per month during the first quarter of 2021. The size and scope of our RADR® A.I. platform is opening up new insights and areas of opportunity for the discovery of additional indications for our existing drug candidates, as well as the identification of entirely new drug candidates and new therapeutic indications for existing molecules in the fight against cancer.”

“Perhaps most exciting, as our RADR® A.I. platform grows, potential partnerships with biopharma companies are now even more clearly in our sights,” continued Sharma. ”Earlier today, we announced that we have entered into an equity-based collaboration with Actuate Therapeutics to apply the remarkable power of RADR® to better understand the mechanism of action of Actuate’s 9-ING-41 drug candidate and utilize these insights to advance a biomarker signature of response and a biomarker guided development strategy. We are excited about the opportunity to continue to build additional value-driven partnerships in the quarters ahead.”

The collaboration will focus on leveraging the RADR® machine learning technology, large-scale oncology datasets, and the A.I. platform to accelerate key aspects of Actuate's 9-ING-41 drug candidate, a best-in-class GSK-3β inhibitor in active development in multiple Phase 2 clinical trials, including for pancreatic cancer. The collaboration is expected to start immediately and will potentially generate novel intellectual property that will be jointly owned by the companies. Lantern will receive upfront equity in Actuate Therapeutics subject to meeting certain conditions of the collaboration, as well as development milestones in the form of additional equity if results from the collaboration are utilized in future development efforts.

May 3rd, 2021	1st Quarter Earnings Press Release	Lantern Pharma Inc.

Lantern is developing four drug candidates and an ADC program across seven disclosed targets, including:

●	LP-100 (Irofulven), in a Phase 2 trial for the treatment of metastatic castration resistant prostate cancer (mCRPC) which is out-licensed to Allarity Therapeutics.

●	LP-300, a small molecule candidate that is preparing to enter a Phase 2 trial as a combination therapy in non-smokers with Non-Small Cell Lung Cancer (NSCLC).

●	LP-184, a small molecule DNA damaging candidate anticipated to enter clinical development in 1H’22, with opportunities in several genomically-defined cancers, including: prostate, pancreatic, glioblastoma multiforme (GBM), atypical teratoid rhabdoid tumors (ATRT) and potentially additional tumors defined by the overexpression of PTGR1.

●	LP-284, an alkylating agent in the research optimization stage, that appears to be preferentially active in certain hematologic cancers.

●	Antibody Drug Conjugate (ADC) program leveraging RADR® A.I. to identify targeted or therapeutic antibodies and aimed at utilizing a unique library of linkers to conjugate with LP-184 and other compounds.

First Quarter 2021 Financial Highlights

-	Cash Position: Cash and cash equivalents were $81.4 million as of March 31, 2021 compared to $19.2 million as of December 31, 2020. The increase in cash and cash equivalents reflects the proceeds from our January 20, 2021 follow-on public offering with gross proceeds of $69.0 million.

-	R&D Expenses: Research and development expenses were $1,279,037 for the quarter ended March 31, 2021, compared to $137,104 for the quarter ended March 31, 2020. The increase was primarily attributable to increases in research studies, expansion of the company’s research team, and research and development related stock option compensation expense of approximately $116,000 (a non-cash item) for the quarter ended March 31, 2021.

-	G&A Expenses: General and administrative expenses were $1,173,258 for the quarter ended March 31, 2021, compared to $340,172 for the quarter ended March 31, 2020. The increase was primarily attributable to expenses associated with operating as a public company and general and administrative related stock option compensation expense of approximately $130,000 (a non-cash item) for the quarter ended March 31, 2021.

-	Net Loss: Net losses were $2,452,295 for the quarter ended March 31, 2021, or $0.24 per share, compared to a net loss of $477,276 for the quarter ended March 31, 2020, or $0.24 per share. The net loss includes non-cash expenses related to employee stock options of approximately $246,000 for the quarter ended March 31, 2021.

May 3rd, 2021	1st Quarter Earnings Press Release	Lantern Pharma Inc.

Mr. Sharma concluded, “We will continue to aggressively advance our portfolio, both clinically and in new preclinical indications, and continue to leverage our A.I. platform to uncover new rescue or repurposing opportunities on our own or with partners. Our team is committed to building Lantern into a best-of-breed biopharma company that transforms the cost, pace and risk of oncology drug development by leveraging insight from our RADR® A.I. platform with the experience and expertise of our cancer-focused research team and a roster of collaborations with world-renowned cancer research institutions. Our financial position has never been stronger and our portfolio of targeted oncology drug candidates is positioned to deliver significant ongoing value for shareholders.”

Conference Call

Lantern will host a conference call and webcast today, Monday, May 3, at 4:30 p.m. ET.

Toll-free US and Canada: 800-791-4813 – conference ID 97381

US and Canada callers one touch dial: +1.800.791.4813,,97381#

International: 785-424-1102 – conference ID 97381

Replay Number: 1-800-839-8389, no passcode. Available through 11:59 pm ET on June 3, 2021.

Webcast

Live webcast will be available at: https://www.webcaster4.com/Webcast/Page/2460/41104

The webcast will be archived on https://ir.lanternpharma.com through 11:59 pm ET on June 3, 2021.

Contact

Marek Ciszewski, JD

Director, Investor Relations

628-777-3167

ir@lanternpharma.com

About Lantern Pharma

Lantern Pharma (LTRN) is a clinical-stage oncology-focused biopharmaceutical company leveraging its proprietary RADR® A.I. platform and machine learning to discover biomarker signatures that identify patients most likely to respond to its pipeline of genomically-targeted therapeutics. Lantern is currently developing four drug candidates and an ADC program across seven disclosed tumor targets, including two phase 2 programs. By targeting drugs to patients whose genomic profile identifies them as having the highest probability of benefiting from the drug, Lantern’s approach represents the potential to deliver best-in-class outcomes. More information is available at: www.lanternpharma.com and Twitter @lanternpharma.

May 3rd, 2021	1st Quarter Earnings Press Release	Lantern Pharma Inc.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements relating to: future events or our future financial performance; the potential advantages of our RADR® platform in identifying drug candidates and patient populations that are likely to respond to a drug candidate; our strategic plans to advance the development of our drug candidates and antibody drug conjugate (ADC) development program; estimates regarding the development timing for our drug candidates and ADC development program; our research and development efforts of our internal drug discovery programs and the utilization of our RADR® platform to streamline the drug development process; our intention to leverage artificial intelligence, machine learning and genomic data to streamline and transform the pace, risk and cost of oncology drug discovery and development and to identify patient populations that would likely respond to a drug candidate; estimates regarding potential markets and potential market sizes; sales estimates for our drug candidates and our plans to discover and develop drug candidates and to maximize their commercial potential by advancing such drug candidates ourselves or in collaboration with others. Any statements that are not statements of historical fact (including, without limitation, statements that use words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," “objective,” "aim," "should," "will," "would," or the negative of these words or other similar expressions) should be considered forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by the forward-looking statements, such as (i) the impact of the COVID-19 pandemic, (ii) the risk that none of our product candidates has received FDA marketing approval, and we may not be able to successfully initiate, conduct, or conclude clinical testing for or obtain marketing approval for our product candidates; (iii) the risk that no drug product based on our proprietary RADR A.I. platform has received FDA marketing approval or otherwise been incorporated into a commercial product, and (iv) those other factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021. You may access our Annual Report on Form 10-K for the year ended December 31, 2020 under the investor SEC filings tab of our website at www.lanternpharma.com or on the SEC's website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and, except as otherwise required by law, we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

May 3rd, 2021	1st Quarter Earnings Press Release	Lantern Pharma Inc.

Lantern Pharma Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(Unaudited)
CURRENT ASSETS
Cash	$81,373,725	$19,229,232
Prepaid expenses and other current assets	1,110,770	1,007,690
Total current assets	82,484,495	20,236,922

Property and equipment, net	20,164	21,507
Deferred offering costs	-	101,205

TOTAL ASSETS	$82,504,659	$20,359,634

CURRENT LIABILITIES
Accounts payable and accrued expenses	$664,533	$552,339
Total current liabilities	664,533	552,339

PPP loan payable	108,500	108,500

TOTAL LIABILITIES	773,033	660,839

COMMITMENTS AND CONTINGENCIES (NOTE 4)

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value (1,000,000 authorized at March 31, 2021 and December 31, 2020; $.0001 par value) (Zero shares issued and outstanding at March 31, 2021 and December 31, 2020)	-	-
Common Stock – Par Value (25,000,000 authorized at March 31, 2021 and December 31, 2020; $.0001 par value) (11,181,447 shares issued and outstanding at March 31, 2021; 6,220,927 shares issued and outstanding at December 31, 2020)	1,118	622
Additional paid-in capital	96,842,698	32,358,068
Accumulated deficit	(15,112,190)	(12,659,895)
Total stockholders’ equity	81,731,626	19,698,795

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,504,659	$20,359,634

May 3rd, 2021	1st Quarter Earnings Press Release	Lantern Pharma Inc.

Lantern Pharma Inc. and Subsidiary

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
General and administrative	1,173,258	340,172
Research and development	1,279,037	137,104
Total operating expenses	2,452,295	477,276

NET LOSS	$(2,452,295)	$(477,276)

Net loss per share of common shares, basic and diluted	$(0.24)	$(0.24)

Weighted-average number of common shares outstanding, basic and diluted	10,074,623	2,020,966

May 3rd, 2021	1st Quarter Earnings Press Release	Lantern Pharma Inc.